EXHIBIT 99.2

            Certification by the Audit Committee of U.S. Energy Corp.
                 To the Board of Directors of the Corporation at


     The Board of Directors formed an Audit Committee and adopted a committee charter at its meeting on May 30, 2000.

     The committee reviewed the annual audit and report for the seven month period ended December 31, 2002 prior to its issuance and prior to its inclusion in the Form 10-K filed with the SEC. In addition, the committee has met with senior management to discuss, understand and oversee the fiscal matters of the corporation.

     Members of the committee have discussed various accounting matters with the independent accounting firm who conducted the audit for the seven month period ended December 31, 2002, and did a review of the quarterly reports for the period ended November 30, 2002. The committee recommends to the Board of Directors that the present auditing firm is qualified to continue to do the audit work and that they be selected to perform the annual audit for the year ending December 31, 2003. The audit firm confirms that they believe they are independent as to the corporation in regards the definition of independence of the Securities Act and Securities and Exchange Commission.

     The members of the committee hereby certify that:

     1) they have met with management and the outside audit firm to discuss the financial statement reporting process, the internal accounting control systems and the quality and independence of the audit work.

     2) they have reviewed the corporation's annual audited financial statement for the seven month period ended December 31, 2002 and recommend that the report be included in the proxy statement to be mailed to the shareholders of record for the annual meeting to be held on June 6, 2003.

     3) they recommend to the Board of Directors that the present auditing firm be retained as outside accountants to review the quarterly financial statements and perform the annual audit for the period ending December 31, 2003.

        /s/  H. Russell Fraser                   /s/  Nick Bebout
      -------------------------------          ----------------------------
               independent member                   independent member

        /s/  Don C. Anderson
      -------------------------------
               independent member



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